As filed with the Securities and Exchange Commission on November 30, 2012

Registration No. 333-182286

Registration No. 333-179675

Registration No. 333-179674

Registration No. 333-179673

Registration No. 333-172523

Registration No. 333-166331

Registration No. 333-161002

Registration No. 333-158821

Registration No. 333-158820

Registration No. 333-158818

Registration No. 333-152763

Registration No. 333-150637

Registration No. 333-124129

Registration No. 333-124128

Registration No. 333-124127

Registration No. 333-116970

Registration No. 333-97371

Registration No. 333-62375

Registration No. 33-60907

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-182286

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-179675

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-179674

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-179673

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-172523

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-166331

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-161002

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-158821

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-158820

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-158818

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-152763

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-150637

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-124129

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-124128

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-124127

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-116970

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-97371

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-62375

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-60907

EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	34-0196300
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Eaton Center

Cleveland, Ohio 44114

(216) 523-5000

(Address of Principal Executive Offices) (Zip Code)

Eaton Corporation 2012 Stock Plan

Eaton Corporation 2009 Stock Plan

Eaton Corporation 2008 Stock Plan

Eaton Corporation 2004 Stock Plan

Eaton Corporation 2002 Stock Plan

Eaton Corporation 1998 Stock Plan

Eaton Corporation 1995 Stock Plan

Eaton Incentive Compensation Deferral Plan II

Eaton Corporation Deferred Incentive Compensation Plan II

2005 Non-Employee Director Fee Deferral Plan

Eaton Savings Plan

Eaton Personal Investment Plan

Eaton Puerto Rico Retirement Savings Plan

(Full title of the plans)

Thomas E. Moran, Senior Vice President and Secretary, Eaton Center, Cleveland, Ohio 44114

(Name and address of agent for service)

(216) 523-4103

(Telephone number, including area code of, agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Eaton Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold under such Registration Statements:

(1)	Registration Statement No. 333-182286, filed with the Securities and Exchange Commission on June 22, 2012, registering the offer and sale of the Registrant’s common shares, par value $0.50 per share (the “Common Shares”), issuable pursuant to the Eaton Corporation 2012 Stock Plan;

(2)	Registration Statement No. 333-179675, filed with the Securities and Exchange Commission on February 24, 2012, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Eaton Puerto Rico Retirement Savings Plan;

(3)	Registration Statement No. 333-179674, filed with the Securities and Exchange Commission on February 24, 2012, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Eaton Personal Investment Plan;

(4)	Registration Statement No. 333-179673, filed with the Securities and Exchange Commission on February 24, 2012, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Eaton Savings Plan;

(5)	Registration Statement No. 333-172523, filed with the Securities and Exchange Commission on February 28, 2011, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Eaton Puerto Rico Retirement Savings Plan;

(6)	Registration Statement No. 333-166331, filed with the Securities and Exchange Commission on April 28, 2010, registering the offer and sale of the Registrant’s Common Shares and an indeterminate amount of interests issuable pursuant to the Eaton Personal Investment Plan;

(7)	Registration Statement No. 333-161002, filed with the Securities and Exchange Commission on August 4, 2009, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Eaton Corporation 2009 Stock Plan;

(8)	Registration Statement No. 333-158821, filed with the Securities and Exchange Commission on April 27, 2009, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Eaton Incentive Compensation Deferral Plan II;

(9)	Registration Statement No. 333-158820, filed with the Securities and Exchange Commission on April 27, 2009, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Eaton Savings Plan;

(10)	Registration Statement No. 333-158818, filed with the Securities and Exchange Commission on April 27, 2009, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the 2005 Non-Employee Director Fee Deferral Plan;

(11)	Registration Statement No. 333-152763, filed with the Securities and Exchange Commission on August 5, 2008, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Eaton Corporation 2008 Stock Plan;

(12)	Registration Statement No. 333-150637, filed with the Securities and Exchange Commission on May 5, 2008, registering the offer and sale of the Registrant’s Common Shares and an indeterminate amount of interests issuable pursuant to the Eaton Personal Investment Plan;

(13)	Registration Statement No. 333-124129, filed with the Securities and Exchange Commission on April 18, 2005, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Eaton Corporation Incentive Compensation Deferral Plan II;

(14)	Registration Statement No. 333-124128, filed with the Securities and Exchange Commission on April 18, 2005, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Eaton Corporation Deferred Incentive Compensation Plan II;

(15)	Registration Statement No. 333-124127, filed with the Securities and Exchange Commission on April 18, 2005, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the 2005 Non-Employee Director Fee Deferral Plan;

(16)	Registration Statement No. 333-116970, filed with the Securities and Exchange Commission on June 29, 2004, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Eaton Corporation 2004 Stock Plan;

(17)	Registration Statement No. 333-97371, filed with the Securities and Exchange Commission on July 30, 2002, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Eaton Corporation 2002 Stock Plan;

(18)	Registration Statement No. 333-62375, filed with the Securities and Exchange Commission on August 27, 1998, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Eaton Corporation 1998 Stock Plan; and

(19)	Registration Statement No. 33-60907, filed with the Securities and Exchange Commission on July 7, 1995, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Eaton Corporation 1995 Stock Plan.

On November 30, 2012, pursuant to the Transaction Agreement, dated May 21, 2012, as amended by Amendment No. 1 to the Transaction Agreement, dated June 22, 2012, and Amendment No. 2 to the Transaction Agreement, dated October 19, 2012 (as amended, the “Transaction Agreement”), among the Registrant, Cooper Industries plc (“Cooper”), Eaton Corporation plc (formerly known as Eaton Corporation Limited and, prior to that, known as Abeiron Limited) (“New Eaton”), Abeiron II Limited (formerly known as Comdell Limited), Turlock B.V. (“Turlock”), Eaton Inc. and Turlock Corporation, (a) the Registrant acquired Cooper pursuant to a scheme of arrangement under the Irish Companies Act of 1963, and (b) Turlock merged with and into the Registrant, with the Registrant as the surviving corporation in the merger (collectively, the “Transactions”). As a result of the Transactions, both the Registrant and Cooper became wholly owned subsidiaries of New Eaton, and the Registrant terminated all offers and sales of its securities registered pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on the 30th day of November 2012.

EATON CORPORATION

By:	/s/ Mark M. McGuire
	Name:	Mark M. McGuire
	Title:	Executive Vice President and General Counsel

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.